Exhibit 28(j)(ii)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of The Gabelli Money Market Funds as filed with the Securities and Exchange Commission on or about January 28, 2015.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
January 28, 2015